QuickLinks -- Click here to rapidly navigate through this document
OMB APPROVAL
UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-A	OMB Number: 3235-0056 Expires: October 31, 2005 Estimated average burden hours per response 3.0

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FIELDSTONE INVESTMENT CORPORATION (Exact name of registrant as specified in its charter)
Maryland (State of incorporation or organization)	043770865 (I.R.S. Employer Identification No.)
11000 Broken Land Parkway, Suite 600, Columbia, MD (Address of principal executive offices)	21044 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered

None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-114802         (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $.01 per share (Title of class)
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

        This registration statement relates to common stock, par value $.01 per share, of the Registrant (the "Common Stock"). The description of the Common Stock set forth under the heading "Description of Capital Stock" in the Registrant's Registration Statement on Form S-11 (SEC File No. 333-114802), as originally filed with the Securities and Exchange Commission on April 23, 2004, and as amended by Amendments No. 1-5 and any amendments to such Registration Statement filed subsequently thereto ("Form S-11") and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is incorporated herein by reference.

Item 2. Exhibits.

        The exhibits to this registration statement are listed below.

Exhibit Number	Description
1	Articles of Amendment and Restatement of the Registrant, incorporated by reference to Exhibit 3.1 of the Form S-11
2	Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 of the Form S-11
3	Form of Common Stock Certificate representing the Common Stock of the Registrant, incorporated by reference to Exhibit 4.1 of the Form S-11

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 14, 2004	FIELDSTONE INVESTMENT CORPORATION
	By:	/s/ MICHAEL J. SONNENFELD
	Name:	Michael J. Sonnenfeld
	Title:	President and Chief Executive Officer

QuickLinks

INFORMATION REQUIRED IN REGISTRATION STATEMENT
  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURE